Exhibit 10.1

Execution Version

ENDEAVOUR INTERNATIONAL CORPORATION

$350,000,000 12%

First Priority Notes due 2018

and

$150,000,000

12% Second Priority Notes due 2018

Purchase Agreement

February 13, 2012

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Endeavour International Corporation, a Nevada corporation (the “Company”), proposes (i) to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, $350,000,000 principal amount of its 12% first priority notes due 2018 (the “First Priority Notes”) and (ii) to issue and sell to you $150,000,000 principal amount of its 12% second priority notes due 2018 (the “Second Priority Notes,” and together with the First Priority Notes, the “Securities”). The First Priority Notes are to be issued under an indenture (the “First Priority Indenture”) to be dated as of the Closing Date, among the Company, the guarantors listed in Schedule IV hereto (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “First Priority Trustee”), and will be jointly, severally and unconditionally guaranteed by each of the Guarantors (the “First Priority Guarantees”). The Second Priority Notes are to be issued under an indenture (the “Second Priority Indenture,” and together with the First Priority Indenture, the “Indentures,” and each an “Indenture”) to be dated as of the Closing Date, among the Company, the guarantors listed in Schedule IV hereto (the “Guarantors”), and Wilmington Trust, National Association, as trustee (the “Second Priority Trustee,” and together with the First Priority Trustee, the “Trustees”), and will be jointly, severally and unconditionally guaranteed by each of the Guarantors (the “Second Priority Guarantees,” and together with the First Priority Guarantees, the “Guarantees”). The Company and the Guarantors are hereinafter referred to collectively as the “Endeavour Parties.” Certain terms used herein are defined in Section 22 hereof.

The sale of the Securities and the Guarantees to the Initial Purchasers will be made without registration of the Securities or the Guarantees under the Act in reliance upon exemptions from the registration requirements of the Act.

The Securities are being issued (i) to fund the acquisition (the “Acquisition”) of assets (the “COP Assets”) pursuant to the Sale and Purchase Agreement (the “COP Purchase Agreement”) between ConocoPhillips (U.K.) Limited, ConocoPhillips Petroleum Limited, ConocoPhillips (U.K.) Lambda Limited and Endeavour Energy U.K. Limited (“EEUK”), dated as of December 23, 2011 and (ii) to repay outstanding borrowings under EEUK’s secured 15.0% senior term loan due 2013. In connection with the Acquisition, the Company executed a deed of guarantee and indemnity dated as of December 23, 2011 (the “Deed of Guarantee”) guaranteeing EEUK’s obligations under the COP Purchase Agreement. The Deed of Guarantee and the COP Purchase Agreement are referred to herein as the “Acquisition Agreements.”

On or prior to the Closing Date, the Company, Endeavour Operating Corporation, the Representative and the Trustees will execute an escrow agreement (the “Escrow Agreement”), in the form and substance to be agreed with Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) and satisfactory to the Representative, which shall conform in all material respects with the description thereof included in the Disclosure Package, and will direct the deposit into an escrow account (the “Escrow Account”) with the Escrow Agent, of the aggregate purchase price of the Securities under Section 2. The Escrow Agreement shall provide that the escrowed funds shall only be released and paid out pursuant to the terms of the Escrow Agreement, including, but not limited to, the consummation of the Acquisition and the execution and delivery of the Security Documents (as defined below) by the Company and each of its domestic subsidiaries party thereto, together with the satisfaction of the other conditions set forth in the Escrow Agreement (such date of release, the “Escrow Release Date”).

On the Escrow Release Date, Endeavour Operating Corporation will execute and deliver (a) a first priority Pledge and Security Agreement, (b) a second priority Pledge and Security Agreement, (c) a Dutch law first priority deed of pledge and (d) a Dutch law second priority deed of pledge (collectively, the “Security Documents”), pursuant to which the Company and its domestic subsidiaries party to such agreements will grant a first-priority lien on (1) 65% of the voting capital stock and 100% of the non-voting capital stock of Endeavour International Holding B.V. and of any first-tier foreign subsidiaries (as further described therein) it may thereafter acquire and (2) all intercompany indebtedness owing by any of the Company’s foreign subsidiaries to the Company or any of its domestic subsidiaries.

Each of the First Priority Notes and the Second Priority Notes and the respective Guarantees of each such series will have the benefit of a registration rights agreement (the “Registration Rights Agreements”) to be dated as of the Closing Date (as defined below), among the Company, the Guarantors and the relevant Initial Purchasers, pursuant to which the Company will agree to file with the Commission (i) a registration statement under the Act relating to another series of debt securities of the Company and the guarantees of the Guarantors under the applicable Indenture, each respectively with terms substantially identical to the Securities (the “Exchange Securities”) and the Guarantees (the “Exchange Guarantees”) to be offered in exchange for each of the First Priority Notes and the Second Priority Notes and the respective

Guarantees of each such series and (ii) to the extent required by the applicable Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the First Priority Notes or the Second Priority Notes and the respective Guarantees of each such series, and in each case, to use commercially reasonable efforts to cause such registration statements to be declared effective.

In connection with the sale of the Securities and the Guarantees, the Company has prepared a preliminary offering memorandum, dated January 31, 2012 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), a supplement to the Preliminary Memorandum dated February 13, 2012 in the form of Schedule II (the “Preliminary Supplement”) and a pricing supplement dated February 13, 2011, in the form of Schedule III (the “Pricing Supplement,” and together with the Preliminary Memorandum and the Preliminary Supplement, the “Disclosure Package”) and a final offering memorandum, dated February 13, 2012 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Guarantees. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities and the Guarantees by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein, and all references herein to the terms “Disclosure Package” and “Final Memorandum” shall be deemed to mean and include all information filed under the Exchange Act prior to the Execution Time and incorporated by reference in the Disclosure Package or the Final Memorandum (collectively, the “Incorporated Documents”).

1. Representations and Warranties. Each of the Endeavour Parties, jointly and severally, represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its date and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) (i) The Disclosure Package, as of the Execution Time and (ii) any road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the foregoing based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Guarantees under the Act.

(d) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or the Guarantees or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Guarantees; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e) The Securities and the Guarantees satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) Subject to compliance by the Initial Purchasers with their representations and warranties contained herein, no registration under the Act of the Securities and the Guarantees or qualification of the Indentures under the Trust Indenture Act is required for the offer and sale of the Securities and the Guarantees to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Securities and the Guarantees and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will be, an “investment company” as defined in the Investment Company Act.

(h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(i) Each of the Company and its Subsidiaries has been duly formed and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below).

(j) All the outstanding shares of capital stock (or corresponding equity interest) of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum and except as arise under or pursuant to the credit agreement dated August 16, 2010 between the Company, Endeavour Energy UK Limited, Cyan Partners, LP and various lenders listed therein (the “Credit Agreement”) or the letter of credit facility agreement dated July 25, 2011 between the Company and Commonwealth Bank of Australia (the “Letter of Credit Agreement”), all outstanding shares of capital stock (or corresponding equity interest) of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k) All the outstanding shares of capital stock (or corresponding equity interest) of Endeavour International Holding B.V. have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as arise under or pursuant to the Credit Agreement or the Letter of Credit Agreement, all outstanding shares of capital stock (or corresponding equity interest) of Endeavour International Holding B.V. are owned by Endeavour Operating Corporation free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(l) Each of the Securities, the Guarantees, the Indentures, the Escrow Agreement and the Registration Rights Agreements conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Final Memorandum. The descriptions of statutes, legal, governmental and regulatory proceedings and contracts and other documents insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair descriptions of such legal matters, agreements, documents or proceedings in all material respects.

(m) This Agreement has been duly authorized, executed and delivered by each of the Endeavour Parties.

(n) Each of the Indentures has been duly authorized by each of the Endeavour Parties and, assuming due authorization, execution and delivery thereof by the applicable Trustee, when executed and delivered by each of the Endeavour Parties, will constitute a legal, valid and binding instrument enforceable against each of the Endeavour Parties in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(o) The Acquisition Agreements have been duly and validly authorized by the Company and EEUK, as applicable, and are legal, valid and binding agreements of EEUK and of the Company, enforceable against them in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(p) Each of the Registration Rights Agreements has been duly and validly authorized by each of the Endeavour Parties and, assuming due authorization, execution and delivery thereof by each of the other parties thereto, will constitute a legal, valid and binding agreement enforceable against each of the Endeavour Parties in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(q) The Securities have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), and will be entitled to the benefits of the applicable Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and paid for by the Initial Purchasers, will constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), and will be entitled to the benefits of the applicable Indenture.

(r) The Exchange Securities have been duly authorized by the Company, and will, when issued, executed and authenticated in accordance with the provisions of the applicable Indenture and as contemplated by the applicable Registration Rights Agreement in exchange for the Securities, will be duly and validly issued and outstanding and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), and will be entitled to the benefits of the applicable Indenture; and the Exchange Guarantees have been duly authorized by each of the Guarantors and, when the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and as contemplated in the applicable Registration Rights Agreement, will constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), and will be entitled to the benefits of the applicable Indenture.

(s) The Escrow Agreement has been duly authorized by the Company and by Endeavour Operating Corporation, and when executed and delivered by the Company and by Endeavour Operating Corporation, and assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding agreement enforceable against the Company and against Endeavour Operating Corporation in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(t) The Security Documents have been duly authorized by Endeavour Operating Corporation on the terms disclosed in the Disclosure Package and the Final Memorandum. When the Security Documents are executed and delivered by Endeavour Operating Corporation, and assuming due authorization, execution and delivery thereof by the other parties thereto, the Security Documents will, from and after the Escrow Release Date, constitute legal, valid and binding agreements enforceable against Endeavour Operating Corporation in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(u) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indentures, in the Registration Rights Agreements, in the Security Documents (on the terms disclosed in the Disclosure Package and the Final Memorandum) or in the Escrow Agreement, except such as may be required under the blue sky laws of any jurisdiction in which the Securities and the Guarantees are offered and sold or under the Exchange Act, such appropriate filings of Uniform Commercial Code (“UCC”) financing statements and, in the case of each Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act.

(v) None of the execution and delivery of this Agreement, the Registration Rights Agreements, the Indentures, the Security Documents (on the terms disclosed in the Disclosure Package and the Final Memorandum) or the Escrow Agreement, the issuance and sale of the Securities and the Guarantees, the consummation of any other of the transactions contemplated in this Agreement, the Registration Rights Agreements, the Escrow Agreement or the Indentures, the application of the proceeds therefrom as set forth in the Disclosure Package or the fulfillment of the terms hereof or thereof will conflict with, require any other consent under, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries (except for liens required by the terms of the Escrow Agreement or the Security Documents) pursuant to (i) the organizational documents of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect and except for such as have been obtained.

(w) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries and the combined revenues and direct operating expenses of the COP Assets included in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company and the results of operations of the COP Assets as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). All pro forma financial statements or data included or incorporated by reference in the Disclosure Package and the Final Memorandum comply in all material respects with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The selected financial data set forth under the captions “Summary Historical Consolidated Financial Data” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein. The other financial, reserve and statistical data contained in the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto) are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and its Subsidiaries.

(x) As of September 30, 2011, the Company had or would have had, on the consolidated historical and as adjusted basis as indicated in the Disclosure Package and the Final Memorandum, a capitalization as set forth therein under the heading “Capitalization.”

(y) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Endeavour Parties, threatened that could reasonably be expected to (A) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (B) prevent or materially interfere with the ability of the Endeavour Parties to perform their respective obligations under this Agreement, the Indentures, the Acquisition Agreements, the Escrow Agreement or the Registration Rights Agreements or consummate any of the transactions contemplated hereby or thereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(z) Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted or to be conducted on the Closing Date.

(aa) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

(bb) KPMG LLP, who has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(cc) Ernst & Young LLP, who has audited the combined statements of revenues and direct operating expenses for the year ended December 31, 2011 with respect to the COP Assets included in the Disclosure Package and the Final Memorandum, are independent auditors with respect to the COP Assets under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations.

(dd) Each of the Company and its Subsidiaries has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(ee) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists, or to the best knowledge of the Endeavour Parties, is threatened or imminent, and the Endeavour Parties are not aware of any existing or imminent labor disturbance by the employees of any of the Company’s or its Subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(ff) Netherland, Sewell & Associates, Inc., who issued a report with respect to the Company’s oil and natural gas reserves as of December 31, 2011, 2010 and 2009 and with respect to the oil and natural gas reserves of the COP Assets as of December 31, 2011 and who has delivered the letter referred to in Section 6(h) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(gg) The estimates of net proved oil and gas reserves of the Company as of December 31, 2011, 2010 and 2009 and of the COP Assets as of December 31, 2011 (the “proved reserve estimates”) and the estimates of net proved plus probable oil and gas reserves of the Company and of the properties to be acquired in the Acquisition as of December 31, 2011 (the “2P reserve estimates”) contained in the Disclosure Package and the Final Memorandum were prepared by or audited by Netherland, Sewell & Associates, Inc.; the proved reserve estimates and the 2P reserve estimates of the Company and of the COP Assets as of December 31, 2011 included in the Disclosure Package and the Final Memorandum fairly reflect, in all material respects, the oil and gas reserves of the Company and of the COP Assets as of the dates indicated therein and are in accordance with the Commission guidelines applicable thereto applied on a consistent basis throughout the periods involved.

(hh) The organizational documents of the Company and each of its Subsidiaries have been duly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and are enforceable against the respective parties thereto in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, to general principles of equity and public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing).

(ii) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any such Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(jj) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock (or corresponding equity interest), from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(kk) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(ll) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries’ internal controls over financial reporting are effective and the Endeavour Parties are not aware of any material weakness in their internal control over financial reporting.

(mm) The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(nn) None of the Endeavour Parties has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and the Guarantees.

(oo) Since September 30, 2011, none of the Company or any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Memorandum. Except as disclosed in the Disclosure Package and the Final Memorandum (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Disclosure Package and the Final Memorandum (or any amendment or supplement thereto), (i) none of the Company or any of its Subsidiaries has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Company and its Subsidiaries, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company or any of its Subsidiaries and (iii) there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Company and its Subsidiaries.

(pp) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(qq) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(rr) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(ss) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(tt) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Endeavour Parties, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Endeavour Parties, its Affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(uu) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Endeavour Parties, threatened.

(vv) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Endeavour Parties, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities and the Guarantees, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww) The Subsidiaries, after excluding Endeavour Operating Corporation, a Delaware corporation (“Endeavour Operating”), and EEUK, did not, individually or in aggregate, account for more than 10% of the consolidated net income of the Company and its Subsidiaries for the year ended December 31, 2010.

(xx) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Final Memorandum and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities and the Guarantees shall be deemed a representation and warranty by the Company or such Guarantor, as the case may be, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 93.6% of the principal amount thereof, plus accrued interest, if any, from February 13, 2012 to the Closing Date, the principal amount of First Priority Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Representative, and the Representative agrees to purchase from the Company, at a purchase price of 93.6% of the principal amount thereof, plus accrued interest, if any, from February 13, 2012 to the Closing Date, the Second Priority Notes.

3. Delivery and Payment. Delivery of and payment for the Securities and the Guarantees shall be made at 10:00 a.m., New York City time, on February 23, 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities and the Guarantees being herein called the “Closing Date”). Delivery of the Securities and the Guarantees shall be made to Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the Escrow Account. Delivery of the Securities and the Guarantees shall be made by delivery of one or more certificates in global form representing the Securities at such location as Citigroup shall reasonably designate at least one Business Day in advance of the Closing Date. The global certificates representing the Securities shall be registered in such names and in such denominations as Citigroup may request not less than two Business Days in advance of the Closing Date. The Company agrees to have the Securities available for inspection, checking and packaging by the Representative or counsel for the Representative at One Shell Plaza, 910 Louisiana, Houston, Texas 77002, not later than 5:00 PM on the Business Day prior to the Closing Date.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities and the Guarantees have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities or Guarantees within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

5. Agreements. Each of the Endeavour Parties, jointly and severally, agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), as many copies of the Preliminary Memorandum and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the Guarantees and the offering thereof, in the form approved by you and attached as Schedule III hereto.

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representative), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for their review and the Representative has not reasonably objected to the filing of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d) If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representative, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by the Representative.

(f) The Company will arrange, if necessary, for the qualification of the Securities and the Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the sale of the Securities and the Guarantees; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities and the Guarantees, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities and the Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) During the period from the Closing Date until one year after the Closing Date, without the prior written consent of the Representative, the Company will not, and will not permit any of its Affiliates to, resell any of the Securities which constitute “restricted securities” under Rule 144 under the Act that have been reacquired by any of them, other than a transaction registered under the Act.

(h) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Guarantees under the Act.

(i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Company will cooperate with the Representative and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) Each of the Securities will bear the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(n) The Company will not for a period of 90 days following the Execution Time without the prior written consent of the Representative offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities and the Guarantees).

(o) None of the Endeavour Parties will take, directly or indirectly, any action designed to, or that would constitute or that could reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(p) The Endeavour Parties will apply the net proceeds from the sale of the Securities and the Guarantees in the manner described in each of the Disclosure Package and the Final Memorandum under the heading “Use of Proceeds.”

(q) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indentures and the Registration Rights Agreements and the issuance of the Securities and the Guarantees and the fees of the Trustees and the Escrow Agent (including related fees and expenses of any counsel to the Trustees or counsel to the Escrow Agent); (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and the Guarantees; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the Guarantees; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities and the Guarantees; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Guarantees; (vii) any registration or qualification of the Securities and the Guarantees for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities and the Guarantees; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the rating of the Securities and the Exchange Securities; (xi) the performance of the Endeavour Parties’ obligations under the Registration Rights Agreements; (xii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (xiii) all costs and expenses in connection with the creation and perfection of liens contemplated by the Escrow Agreement (including without limitation, filing and recording fees, search fees and taxes); and (ix) all other costs and expenses incident to the performance by the Endeavour Parties of their obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities and the Guarantees shall be subject to the accuracy of the representations and warranties of the Endeavour Parties contained herein at the Execution Time and the Closing Date (except to the extent such representations and warranties expressly relate to a specific earlier date (in which case such representations and warranties shall be true and correct as of such specified earlier date)), to the accuracy of the statements of the Endeavour Parties made in any certificates pursuant to the provisions hereof, to the performance by the Endeavour Parties of their obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Vinson & Elkins LLP, counsel for the Endeavour Parties, to furnish to the Representative its opinion, dated the Closing Date, and addressed to the Representative, to the effect that:

(i) assuming (i) the accuracy of the representations and warranties of the Endeavour Parties and the Initial Purchasers set forth in this Agreement, (ii) the due performance by the Endeavour Parties and the Initial Purchasers of the covenants and agreements set forth in this Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Disclosure Package, and (iv) that each of the Initial Purchasers is an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act, (a) the offer, sale and delivery of the Securities and the Guarantees to the Initial Purchasers by the Endeavour Parties and (b) the initial resale of the Securities and the Guarantees by the Initial Purchasers, each in the manner contemplated by this Agreement and the Disclosure Package and the Final Memorandum, do not require registration under the Securities Act; provided, however, that such counsel need not express any opinion as to any subsequent reoffer or resale of any of the Securities; and the Indentures do not require qualification under the Trust Indenture Act;

(ii) (a) each of the Guarantors is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized, (b) each of the Guarantors has full corporate power and authority to own or lease its properties, as the case may be, and conduct its business as described in the Disclosure Package and the Final Memorandum, and (c) each of the Endeavour Parties is in good standing under the laws of the jurisdictions set forth on Schedule V;

(iii) to the knowledge of such counsel, (A) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body to which the Company or any of its Subsidiaries is a party or to which any of their respective properties are subject, of a character required to be disclosed in the Incorporated Documents which is not disclosed in the Incorporated Documents as required, and (B) there is no contract or other document of a character required to be described in the Incorporated Documents or to be filed as an exhibit thereto, which is not described or filed as required; and the section of the Disclosure Package and the Final Memorandum entitled “Certain United States Federal Income Tax Consequences,” insofar as it purports to constitute a summary of United States federal tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein; and the statements contained or incorporated by reference in the Disclosure Package and the Final Memorandum under the captions, “Business—Environmental Matters and Regulation” and “Business—Regulations,” insofar as they refer to statements of law or legal conclusions, accurately describe, in all material respects, the statutes and regulations addressed thereby;

(iv) the statements in the Disclosure Package and the Final Memorandum under the captions “Description of the Notes” and “Description of Other Indebtedness,” insofar as they purport to constitute summaries of the documents, including the Securities and the Guarantees, described therein, are accurate in all material respects;

(v) none of the Endeavour Parties is and, after giving effect to the offering and sale of the Securities and the Guarantees and the application of the proceeds therefrom as described in the Disclosure Package and the Final Memorandum, will be, required to register as an “investment company” as defined in the Investment Company Act;

(vi) no consent, approval, authorization, filing with or order of any United States court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indentures, in the Escrow Agreement or in the Registration Rights Agreements, except (x) such as may be required under the Securities Act, the Trust Indenture Act or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the Guarantees by the Initial Purchasers in the manner contemplated in this Agreement, the Disclosure Package and the Final Memorandum; (y) the filing of appropriate UCC financing statements in the office of the Secretary of State of the State of Delaware or (z) such other approvals (specified in such opinion) as have been obtained;

(vii) none of the execution and delivery of the Indentures, the Registration Rights Agreements, the Escrow Agreement or this Agreement, the issuance and sale of the Securities and the Guarantees, nor the consummation of any other of the transactions contemplated herein or therein, nor the fulfillment of the terms hereof or thereof will conflict with, or result in a breach, or violation of, any of the terms or provisions of, or constitute a default under (A), any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed or incorporated by reference as an exhibit to the Incorporated Documents (such documents collectively, the “Applicable Contracts”), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries (except for liens contemplated by the terms of the Escrow Agreement or the Security Documents) pursuant to any Applicable Contract, (B)

any federal or Texas state law, regulation or rule, the Delaware General Corporation Law, or, to our knowledge and without having investigated governmental records or court dockets, any decree, judgment or order applicable to the Company or its Subsidiaries or (C) the organizational documents of the Guarantors, except, in the case of clauses (A) and (B) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect or with respect to which consents have been obtained. With respect to clause (B) above, such counsel need express no opinion as to the application of any state securities or blue sky laws or federal or state antifraud laws, rules or regulations;

(viii) this Agreement has been duly authorized, executed and delivered by each of the Guarantors;

(ix) the Escrow Agreement has been duly authorized, executed and delivered by Endeavour Operating Corporation, and assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding instrument enforceable against Endeavour Operating Corporation in accordance with its terms (subject to the Enforceability Exceptions);

(x) the Registration Rights Agreements have been duly authorized, executed and delivered by each of the Guarantors, and assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding instrument enforceable against each of the Endeavour Parties in accordance with its terms (subject to the Enforceability Exceptions);

(xi) the Indentures have been duly authorized, executed and delivered by each of the Guarantors, and assuming due authorization, execution and delivery thereof by the Company and the applicable Trustee, constitute legal, valid and binding instruments enforceable against each of the Endeavour Parties in accordance with their terms (subject to the Enforceability Exceptions);

(xii) the Securities, when executed and authenticated in accordance with the provisions of the applicable Indentures and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid and binding obligations, enforceable against the Company in accordance with their terms (subject to the Enforceability Exceptions), and will be entitled to the benefits of the applicable Indenture;

(xiii) the Guarantees have been duly authorized by each of the Guarantors and, when each global certificate representing the Securities has been duly executed, authenticated, issued and delivered as provided in the applicable Indenture and paid for as provided in this Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms (subject to the Enforceability Exceptions), and will be entitled to the benefits of the applicable Indenture;

(xiv) the Exchange Securities, when duly executed, authenticated, issued and delivered as contemplated by the applicable Registration Rights Agreement and the applicable Indenture, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the Enforceability Exceptions), and will be entitled to the benefits of the applicable Indenture; and

(xv) the Exchange Guarantees have been duly authorized by each of the Guarantors and, when each global certificate representing the Exchange Securities has been duly executed, authenticated, issued and delivered as provided in the applicable Registration Rights Agreement and the applicable Indenture, the Exchange Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms (subject to the Enforceability Exceptions), and will be entitled to the benefits of the applicable Indenture.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company, the independent reserve engineers, the Representative and counsel for the Initial Purchasers, at which the contents of the Disclosure Package and the Final Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Disclosure Package and the Final Memorandum (except as specifically described in the opinions in paragraph (iii) and (iv) of the foregoing opinion), based on the foregoing no facts have come to the attention of such counsel that lead such counsel to believe that:

1.	the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

2.	the Final Memorandum, as of its date and on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes thereto and independent registered public accountants’ reports thereon, included or incorporated by reference in the Disclosure Package or the Final Memorandum, (ii) any other financial data or accounting data, information pertaining to oil and natural gas reserves and future net revenues data or statistical information derived from financial information included or incorporated by reference in or omitted from the Disclosure Package or the Final Memorandum, or (iii) any representations and warranties and other statements of fact included in the exhibits to the Incorporated Documents.

Such counsel need not express any opinion as to the enforceability of any provisions relating to: (a) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (b) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party; (c) requirements that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties; (d) default interest, liquidated damages and other penalty provisions; (e) the avoidance of the effect of any fraudulent transfer, fraudulent conveyance laws or similar provisions of applicable law by limiting the amount of the Guarantor’s obligation under the Indentures or the Guarantees; or (f) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally and equitable principles and implied covenants of good faith and fair dealing relating to enforceability (clauses (a) through (f) collectively, the “Enforceability Exceptions”).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York or Texas, the Delaware General Corporation Law and federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Endeavour Parties and public officials. References to the Final Memorandum in this paragraph (b) shall also include any supplements thereto at the Closing Date. Such counsel may limit its opinions to the laws of the States of New York and Texas, the Delaware General Corporation Law and federal laws of the United States, to the extent specifically referred to herein.

(b) The Representative shall have received the opinion of Woodburn and Wedge, opining as to the law of Nevada, addressed to the Representative and dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum;

(ii) each of this Agreement, the Registration Rights Agreements, the Escrow Agreement and the Indentures has been duly authorized, executed and delivered by the Company;

(iii) the Securities and the Exchange Securities have been duly authorized by the Company;

(iv) no consent, approval, authorization, filing with or order of any Nevada court or Nevada governmental agency or body is required in connection with the transactions contemplated herein, in the Indentures, in the Escrow Agreement or in the Registration Rights Agreements, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the Guarantees by the Initial Purchasers in the manner contemplated in this Agreement, the Disclosure Package and the Final Memorandum (as to which Woodburn and Wedge shall not offer any opinion) and such other approvals as have been obtained; and

(v) none of the execution and delivery of the Indentures, the Escrow Agreement, the Registration Rights Agreements or this Agreement, the issuance and sale of the Securities and the Guarantees, nor the consummation of any other of the transactions contemplated herein, in the Indenture, in the Escrow Agreement or in the Registration Rights Agreements, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the organizational documents of the Company or (ii) any Nevada statute, law, rule, regulation, or to the knowledge of Woodburn and Wedge, any judgment, order or decree applicable to the Company of any Nevada court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Nevada, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Disclosure Package and Final Memorandum in this paragraph (b) shall also include any amendments or supplements thereto at the Closing Date. Additionally, the opinions expressed by such counsel may be limited to the laws of the State of Nevada.

(c) The Representative shall have received from Baker Botts L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities and the Guarantees, the Indentures, the Registration Rights Agreements, the Escrow Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative certificates of each of the Endeavour Parties, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of each of the Endeavour Parties, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Endeavour Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific earlier date (in which case such representations and warranties shall be true and correct as of such specified earlier date)), and the Endeavour Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(e) On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering the financial information in the Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(f) On the date hereof, the Initial Purchasers and Citigroup Global Markets Limited shall have received from Ernst & Young LLP, independent auditors for the COP Assets, a “comfort letter” dated the date hereof addressed to the Initial Purchasers and Citigroup Global Markets Limited, in form and substance reasonably satisfactory to the Representative, covering the financial information with respect to the COP Assets in the Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that it shall cover the financial information in the Final Memorandum and any amendment or supplement thereto.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any Material Adverse Effect, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(2) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Netherland, Sewell & Associates, Inc. shall have delivered to you at the Closing Date, a letter in form and substance reasonably satisfactory to you, stating, as of the date hereof and as of the Closing Date the conclusions and findings of such firm with respect to the oil and gas reserves of the Company and its Subsidiaries.

(j) The Company, Endeavour Operating Corporation and the Trustees shall have executed and delivered the Escrow Agreement in form and substance reasonably satisfactory to the Representative, and the Initial Purchasers shall have received executed copies thereof.

(k) The Endeavour Parties shall have executed and delivered the Indentures, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(l) The Endeavour Parties shall have executed and delivered the Registration Rights Agreements, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(m) The Securities shall be eligible for clearance and settlement through DTC.

(n) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at One Shell Plaza, 910 Louisiana, Houston, Texas 77002 at 9:00 a.m., Houston time, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities and the Guarantees provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities and the Guarantees.

8. Indemnification and Contribution. (a) Each of the Endeavour Parties, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Endeavour Parties in connection with the offer or sale of the Securities and the Guarantees (including, without limitation, any road show used in connection with the offer or sale of the Securities and the Guarantees), or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Endeavour Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or such other written information, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Endeavour Parties may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Endeavour Parties, each of their directors, each of their officers, and each person who controls the Endeavour Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary

Memorandum, the Disclosure Package or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution,” (A) the sentences related to concessions, and (B) the sentences related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Endeavour Parties and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which any of the Endeavour Parties and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Endeavour Parties on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Endeavour Parties and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Endeavour Parties on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Endeavour Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Endeavour Parties and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls any of the Endeavour Parties within the meaning of either the Act or the Exchange Act and each officer and director of the Endeavour Parties shall have the same rights to contribution as the Endeavour Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the First Priority Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of First Priority Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of First Priority Notes set forth opposite the names of all the remaining Initial Purchasers) the First Priority Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of First Priority Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of First Priority Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the First Priority Notes, and if such nondefaulting Initial Purchasers do not purchase all the First Priority Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or any of the Endeavour Parties. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Endeavour Parties or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Endeavour Parties or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Endeavour Parties or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to any of the Endeavour Parties, will be mailed, delivered or telefaxed to J. Michael Kirksey (fax no.: (813) 307-8794) and confirmed to it at 811 Main Street, Suite 2100, Houston, TX 77002, Attention: Chief Financial Officer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Endeavour Parties and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Jurisdiction. Each of the Endeavour Parties hereby agrees that any suit, action or proceeding against the Endeavour Parties brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

17. Waiver of Jury Trial. Each of the Endeavour Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. Each of the Endeavour Parties hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Endeavour Parties, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Endeavour Parties and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Endeavour Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising any of the Endeavour Parties on related or other matters). Each of the Endeavour Parties agrees that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Endeavour Parties, in connection with such transaction or the process leading thereto.

19. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or Houston, Texas.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean collectively (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the Preliminary Supplement, as amended or supplemented at the Execution Time, (iii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule III hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 4:00 p.m., New York City time, on February 13, 2012.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Subsidiaries” shall mean the subsidiaries of the Company set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

Very truly yours,

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ Cathy Stubbs
Name:	Cathy Stubbs
Title:	Senior Vice President, Finance

ENDEAVOUR OPERATING CORPORATION

By:	/s/ Cathy Stubbs
Name:	Cathy Stubbs
Title:	Senior Vice President, Finance

ENDEAVOUR ENERGY NEW VENTURES, INC.

By:	/s/ Cathy Stubbs
Name:	Cathy Stubbs
Title:	Senior Vice President, Finance

END MANAGEMENT COMPANY

By:	/s/ Cathy Stubbs
Name:	Cathy Stubbs
Title:	Senior Vice President, Finance

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

For itself and the other several

Initial Purchasers named in

Schedule I to the foregoing Agreement.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Christopher Abbate
Name:	Christopher Abbate
Title:	Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of First Priority Notes to be Purchased
Citigroup Global Markets Inc.	$280,000,000
BNP Paribas Securities Corp.	$21,000,000
FBR Capital Markets & Co.	$12,250,000
Global Hunter Securities, LLC	$12,250,000
Imperial Capital, LLC	$12,250,000
Wunderlich Securities, Inc.	$12,250,000
Total	$350,000,000

Schedule I

SCHEDULE II

Schedule II

SCHEDULE III

Endeavour International Corporation

12% First Priority Notes due 2018

12% Second Priority Notes due 2018

February 13, 2012

Pricing Supplement dated February 13, 2012 to the Preliminary Offering Memorandum dated January 31, 2012 of Endeavour International Corporation and its Preliminary Supplement dated February 13, 2012. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum as modified by the Preliminary Supplement. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum as modified by the Preliminary Supplement and supersedes the information in the Preliminary Offering Memorandum as modified by the Preliminary Supplement to the extent it is inconsistent with the information in the Preliminary Offering Memorandum as modified by the Preliminary Supplement. Capitalized terms used in this Pricing Supplement but not defined herein have the meanings given to them in the Preliminary Offering Memorandum as modified by the Preliminary Supplement.

Issuer:	Endeavour International Corporation (the “Company”)

Guarantees:	Existing and future domestic subsidiaries of the Company

Security Description:	12% First Priority Notes due 2018 12% Second Priority Notes due 2018

Aggregate Principal Amount Offered:	$350,000,000 First Priority Notes $150,000,000 Second Priority Notes

Maturity:	March 1, 2018 First Priority Notes June 1, 2018 Second Priority Notes

Coupon:	12.000% First Priority Notes 12.000% Second Priority Notes

Offering Prices:	96% First Priority Notes 96% Second Priority Notes

Yield to Maturity:	12.975% First Priority Notes 12.954% Second Priority Notes

Spread to Benchmark Treasury:	1159 bps First Priority Notes 1157 bps Second Priority Notes

Benchmark Treasury:	1.25% due January 31, 2019

Gross Proceeds:	$336,000,000 First Priority Notes $144,000,000 Second Priority Notes

Net Proceeds (before expenses):	$327,600,000 First Priority Notes $140,400,000 Second Priority Notes

Interest Payment Dates:	March 1 and September 1, beginning September 1, 2012 and at final maturity of the Second Priority Notes

Record Dates:	February 15 and August 15 of each year

Schedule III

Change of Control:	Upon the occurrence of a “change of control” the Company must offer to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase.

Optional Redemption:

Beginning on March 1, 2015, the Company may redeem some or all of the notes at the redemption prices listed in the table below, together with any accrued and unpaid interest on the notes to the date of redemption.

Year                                                                      Percentage

2015                                                                       106.000%

2016                                                                       103.000%

2017                                                                       100.000%

Optional Redemption with Equity Proceeds	In addition, at any time prior to March 1, 2015, the Company may redeem up to 35% of the notes of each series from the proceeds of certain sales of its equity securities at 112.00% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the notes issued under the applicable indenture remains outstanding after such redemption and the redemption occurs within 180 days after the date of the closing of such equity offering.

Redemption at Make-Whole Premium

Prior to March 1, 2015, the Company may redeem some or all of the notes at a price equal to the sum of the principal amount thereof, plus the Make Whole Premium at the redemption date, together with any accrued and unpaid interest to the date of redemption.

“Make Whole Premium” means, with respect to a note at any time, the greater of (1) 1.0% of the principal amount of such note and (2) the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at March 1, 2015 (such redemption price being set forth in the table appearing under the caption “— Optional Redemption”), plus (ii) any required interest payments due on such note through March 1, 2015 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

“Treasury Rate” means, as of any redemption date, the weekly average yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 1, 2015; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to March 1, 2015 is less than one year, the weekly average yield on

Schedule III

actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) on or prior to such redemption date file with the trustee an officers’ certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

Trade Date:	February 13, 2012

Settlement Date:	February 23, 2012 (T+7)

Distribution:	Rule 144A and Regulation S with registration rights.

CUSIP/ISIN Numbers:	First Priority Notes: Reg S: U29175 AA1/USU29175AA17 144A: 29259G AB7/US29259GAB77 Second Priority Notes: Reg S: U29175 AB9/USU29175AB99 144A: 29259G AD3/US29259GAD34

Initial Purchasers:

First Priority Notes:

Citigroup Global Markets Inc.

BNP Paribas Securities Corp.

FBR Capital Markets & Co.

Global Hunter Securities, LLC

Imperial Capital, LLC

Wunderlich Securities, Inc.

Second Priority Notes:

Citigroup Global Markets Inc.

This Pricing Supplement is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This Pricing Supplement is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum, as modified by the Preliminary Supplement and this Pricing Supplement, for a complete description of the securities.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule III

SCHEDULE IV

GUARANTORS

Endeavour Operating Corporation

Endeavour Energy New Ventures, Inc.

END Management Company

Schedule IV

SCHEDULE V

FOREIGN QUALIFICATIONS

Good Standing
Endeavour International Corporation	Texas
Endeavour Operating Corporation	Alabama Louisiana Montana New Mexico Pennsylvania Texas
Endeavour Energy New Ventures, Inc.	Texas
END Management Company	None
Endeavour Energy UK	None

Schedule V